                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material under Rule 14a-12

                                 Extensity, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.       Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2.       Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

4.       Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5.       Total fee paid:

--------------------------------------------------------------------------------

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.       Amount Previously Paid:
--------------------------------------------------------------------------------

7.       Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

8.       Filing Party:

--------------------------------------------------------------------------------

9.       Date Filed:

--------------------------------------------------------------------------------

                                 EXTENSITY, INC.
                               2200 Powell Street
                                    Suite 300
                              Emeryville, CA 94608



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 1, 2001

TO THE STOCKHOLDERS OF EXTENSITY, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EXTENSITY, INC., a Delaware corporation (the "Company"), will be held on Friday, June 1, 2001 at 9:00 a.m. local time at the Holiday Inn Baybridge, 1800 Powell Street, Emeryville, CA 94608 for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected. The nominees for election are Robert A. Spinner, Sharam I. Sasson, Christopher D. Brennan, John R. Hummer, David A. Reed, Ted E. Schlein and Maynard G. Webb.

2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on April 6, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.



                               By Order of the Board of Directors


                               /s/ Kenneth R. Hahn
                               ---------------------------------------
                               KENNETH R. HAHN
                               Secretary



Emeryville, California
April 24, 2001

--------------------------------------------------------------------------------
         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                                 EXTENSITY, INC.
                               2200 Powell Street
                                    Suite 300
                              Emeryville, CA 94608


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  June 1, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Extensity, Inc., a Delaware corporation (Extensity or the "Company"), for use at the Annual Meeting of Stockholders to be held on June 1, 2001, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Holiday Inn Baybridge, 1800 Powell Street, Emeryville, CA 94608. The Company intends to mail this proxy statement and accompanying proxy card on or about April 24, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on April 6, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 6, 2001 the Company had outstanding and entitled to vote 24,337,201 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2200 Powell Street, Suite 300, Emeryville, CA 94608, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to the Company's Bylaws is January 18, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not less than ninety
(90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         There are seven nominees for the seven Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, no directors having been elected by the stockholders, and seven directors, Robert
A. Spinner, Sharam I. Sasson, Christopher D. Brennan, John R. Hummer, David A. Reed, Ted E. Schlein and Maynard G. Webb, having been elected by the Board.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

         The names of the nominees and certain information about them are set forth below:


NAME                                   AGE     PRINCIPAL OCCUPATION/POSITION HELD WITH THE COMPANY
Robert A. Spinner                      43      President, Chief Executive Officer and Director
Sharam I. Sasson                       46      Chairman of the Board of Directors and Founder
Christopher D. Brennan                 44      President, Chief Executive Officer and Director of Mobileum, Inc.
John R. Hummer                         52      Managing Member of Hummer Winblad Venture Partners
David A. Reed                          53      Managing Partner of Causeway Capital Partners L.P.
Ted E. Schlein                         36      General Partner of Kleiner, Perkins, Caufield & Byers
Maynard G. Webb                        45      President of eBay Technologies


         Robert A. Spinner has served as Extensity's President, Chief Executive Officer and as director since April 1999. Prior to joining Extensity, from January 1995 to January 1999, Mr. Spinner served as Senior Vice President of Worldwide Sales and International Operations at Clarify, Inc., a provider of integrated sales and service solutions for the front office. From October 1988 to December 1994, Mr. Spinner served as Director of Western Regional Sales at Sybase, Inc., a relational database management software company. Mr. Spinner has also held technical positions at Applied Data Research, Inc. and Chevron Corporation. Mr. Spinner received a B.A. in mathematics from Washington University.

         Sharam I. Sasson is the founder and Chairman of the Board of Directors of Extensity and has served as a director since our inception in 1995. Mr. Sasson served as our President and Chief Executive Officer until March 1999. Prior to founding Extensity, Mr. Sasson was an executive at Scopus Technology, a provider of enterprise customer information management systems which he co-founded in 1991. Mr. Sasson has also served as a research scientist at Lockheed Missile and Space Company and as a developer of structural modeling software at PMB/Bechtel Corporation. Mr. Sasson received a B.S. in civil engineering from Queen Mary College, University of London, an M.S. in structural engineering from City University in London, and an M.Eng. from the University of California at Berkeley.

         Christopher D. Brennan has served as a director of Extensity since January 2000. Mr. Brennan is currently the President, Chief Executive Officer and a director of Mobileum, Inc., a private provider of software infrastructure platforms for wireless applications, which he joined in April 2000. From April 1999 to April 2000, Mr. Brennan served as Chief Financial Officer of Genesys Telecommunications Laboratories, a provider of interaction management software applications. Genesys Telecommunications Laboratories is an independent wholly-owned subsidiary of Alcatel subsequent to its acquisition in January 2000. Prior to joining Genesys, Mr. Brennan was Chief Financial Officer and Corporate Secretary of Diamond Lane Communications, a provider of digital subscriber line high speed access products, from September 1997 to April 1999. Diamond Lane was acquired by Nokia. From April 1994 to July 1997, Mr. Brennan held various senior executive positions, including President, Chief Operating Officer and Chief Financial Officer of UB Networks, a wholly-owned subsidiary of Tandem Computers that merged with Newbridge Networks. Mr. Brennan holds a B.S. in Commerce from the University of Louisville, School of Business Administration where he also serves as a member of the National Visiting Committee.

         John R. Hummer has served as a director of Extensity since January 1996. Mr. Hummer is a managing member of Hummer Winblad Venture Partners, a venture capital firm, which he co-founded in 1989. Mr. Hummer played professional basketball for the Buffalo Braves and Seattle Supersonics. Mr. Hummer holds a B.A. in English from Princeton and an MBA from Stanford University.

         David A. Reed has served as a director of Extensity since April 2001. Mr. Reed is the Managing Partner of Causeway Capital Partners L.P., a private family investment partnership, which he joined in October 2000. From 1974 to September 2000, Mr. Reed held various positions with Ernst & Young LLP, an accounting firm, most recently as Senior Vice Chair - Global Accounts, Industries, Sales and Marketing. Mr. Reed serves as a director of Texas Industries, a public company, that manufactures cement and structural steel, and various private companies. Mr. Reed also serves as a Strategic Advisor to Stephens Inc., a firm specializing in investment banking, private capital management and merchant banking. Mr. Reed holds a B.B.A. from Texas Tech University.

         Ted E. Schlein has served as a director of Extensity since May 1997. Mr. Schlein is a general partner at Kleiner Perkins Caufield & Byers, a venture capital firm, which he joined in November 1996. Mr. Schlein also manages the KPCB Java Fund, formed to invest in Java technology-based companies and related Internet, intranet, networking and communications companies. From June 1986 to October 1996, Mr. Schlein served in a variety of executive positions at Symantec Corporation, a provider of Internet security technology and business management technology solutions, most recently as Vice President, Networking and Client/Server Solutions. Mr. Schlein holds a B.S. in economics from the University of Pennsylvania.

         Maynard G. Webb has served as a director of Extensity since November 1999. Mr. Webb is currently President of eBay Technologies, which he joined in August 1999. Prior to his tenure at eBay, Mr. Webb was Senior Vice President and Chief Information Officer at Gateway, Incorporated from July 1998 to August 1999. From February 1995 to July 1998, Mr. Webb served as Vice President and Chief Information Officer at Bay Networks. Mr. Web also serves as a director of Niku Corporation, a public company, that provides Internet software products. Mr. Webb holds a B.A. in criminal justice from Florida Atlantic University.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 2000 the Board of Directors held six meetings and acted by unanimous written consent six times. The Board has an Audit Committee and a Compensation Committee.

         The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three directors: Messrs. Brennan, Hummer and Schlein. It met two times during such fiscal year and did not act by unanimous written consent. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three outside directors:
Messrs. Brennan, Hummer and Schlein. It met one time during such fiscal year and did not act by unanimous written consent. The Compensation Committee has adopted a written Compensation Committee Charter that is attached hereto as Appendix B.

         During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

           REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS 1

         The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of independent directors, and acts under a written charter. Each of the members of the Audit Committee is independent as defined in Rule 4200(a)(14) of the NASD listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

         The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as the Company's independent accountants. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and discusses and consults with Company management, Company internal audit personnel, and the independent accounts regarding the following:

         o the plan for, and the independent accounts' report on, each audit of the Company's financial statements;

         o the Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

         o changes in the Company's accounting practices, principles, controls or methodologies, or in the Company's financial statements;

         o   significant developments in accounting rules;

         o the adequacy of the Company's internal accounting controls, and accounting, financial and auditing personnel; and

         o the establishment and maintenance of an environment at the Company that promotes ethical behavior.

         The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's annual report. The Committee took a number of steps in making this recommendation for 2000. First, the Audit Committee discussed with PricewaterhouseCoopers LLP, the Company's independent accountants for 2000, those matters PricewaterhouseCoopers communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed PricewaterhouseCoopers' independence with PricewaterhouseCoopers and received written disclosure from PricewaterhouseCoopers concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of PricewaterhouseCoopers' independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with Company management and PricewaterhouseCoopers, the Company's audited consolidated balance sheets at December 31, 2000 and 1999, and consolidated statements of income, cash flows and stockholders' equity for the three years ended December 31, 2000, 1999 and 1998. Based on the discussions with PricewaterhouseCoopers concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that these financial statements be included in the Company's 2000 Annual Report on Form 10-K.

         From the members of the Audit Committee:

                                                Christopher D. Brennan  (chair)
                                                John R. Hummer
                                                Ted E. Schlein


--------------------------
1 The material in this report is not "soliciting material," is not "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


         The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

         AUDIT FEES. During the fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $155,655.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES During the fiscal year ended December 31, 2000, PricewaterhouseCoopers LLP did not bill any fees for information technology consulting.

         ALL OTHER FEES. During fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit and information technology consulting fees was $16,700.

         The Audit Committee has determined the rendering of all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 28, 2001, except as otherwise indicated, by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.


                                                                          BENEFICIAL OWNERSHIP (1)

                                                                         NUMBER OF       PERCENT OF
                          BENEFICIAL OWNER                                 SHARES           TOTAL

DIRECTORS AND EXECUTIVE OFFICERS

Robert A. Spinner(2)............................................          1,200,570           4.8%
Sharam I. Sasson(3).............................................          1,577,000           6.5%
Christopher D. Brennan(4).......................................             59,333              *
John R. Hummer(5)...............................................            982,399           4.0%
David A. Reed(6)................................................             50,000              *
Ted. E. Schlein(7)..............................................          2,964,040          12.2%
Maynard G. Webb(8)..............................................             52,000              *
Kenneth R. Hahn(9)..............................................            118,920              *
Elizabeth A. Ireland(10)........................................            182,965              *
Eric C. Ruud(11)................................................            204,522              *
David A. Yarnold(12)............................................            217,260              *
All executive officers and directors as a group (14 persons) (13)         8,116,953          32.0%

5% STOCKHOLDERS

Berkeley International Capital Limited(14)......................          1,147,898           4.7%
Capital Group International, Inc.(15)...........................          1,530,800           6.3%
Franklin Resources, Inc.(16)....................................          1,509,559           6.2%
Entities affiliated with Kleiner Perkins Caufield & Byers(7)....          2,909,040          12.0%
Sharam I. Sasson(3).............................................          1,577,000           6.5%
Entities affiliated with TCW Asset Management Company(17).......          2,273,507           9.4%


----------------------------------------
*        Less than 1% of the outstanding shares of common stock

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 24,268,352 shares outstanding on February 28, 2001, adjusted as required by rules promulgated by the SEC.

(2) Includes 804,933 shares held by the Spinner Family Trust U/D/T dated August 3, 1999. Also includes 10,000 shares held by the Jacqueline Nicole Spinner Trust UTA dated August 3, 1999, 10,000 shares held by the Amanda Spinner Trust UTA dated August 3, 1999 and 10,000 shares held by the Samantha Sidney Spinner Trust UTA dated August 3, 1999, as to which shares Mr. Spinner disclaims beneficial ownership. Includes 316,418 shares subject to a right of repurchase in favor of Extensity which lapses over a period of time, and 365,637 shares of our common stock issuable upon exercise of options within 60 days of February 28, 2001.

(3) Includes 1,106,378 shares held by the Sasson Family Trust U/D/T dated December 28, 1994, 225,311 shares held by the Fariba J. Sasson Annuity Trust I U/I dated October 19, 1999 and 225,311 shares held by the Sharam I. Sasson Annuity Trust I U/I dated October 19, 1999. Also includes 10,000 shares held by the DAS Trust UTA dated September 24, 1998 and 10,000 shares held by the EIS Trust UTA dated September 24, 1998, as to which shares Mr. Sasson disclaims beneficial ownership.

(4) Includes 50,000 shares issuable upon exercise of options within 60 days of February 28, 2001.

(5) Includes 407,575 shares are held by Hummer Winblad Venture Partners II, L.P. and 213,320 shares are held by Hummer Winblad Venture Partners III, L.P. Mr. Hummer disclaims beneficial ownership of the shares held by funds affiliated with Hummer Winblad Venture Partners, except to the extent of his pecuniary interest therein. Mr. Hummer is the sole natural person who exercises voting and/or dispositive powers for the shares held by the entities affiliated with Hummer Winblad Venture Partners. Includes 50,000 shares issuable upon exercise of options within 60 days of February 28, 2001.

(6) Mr. Reed was elected to the Company's Board of Directors on April 12, 2001. Upon his election, Mr. Reed received a stock option grant for 50,000 shares of the Company's Common Stock. Such options vest 25% after the first year and on a monthly basis thereafter and are immediately exercisable.

(7) Includes 900,010 shares held by Kleiner Perkins Caufield & Byers VIII, 72,725 shares held by KPCB Information Sciences Zaibatsu Fund II, 52,096 shares held by KPCB VIII Founders Fund and 1,884,209 shares held by KPCB Java Fund LP. Mr. Schlein disclaims beneficial ownership of the shares held by funds affiliated with Kleiner Perkins Caufield & Byers, except to the extent of his pecuniary interest therein. The following natural persons exercise voting and/or dispositive powers for the shares held by the KPCB Information Sciences Zaibatsu Fund II, L.P.:
         Brook Byers, John Doerr, Vinod Khosla, Joseph Lacob, Kevin Compton, W.
         S. McKinsey and William Hearst. The following natural persons exercises voting and/or dispositive powers for the shares held by the KPCB Java Fund L.P., Kleiner Perkins Caufield & Byers VIII, L.P. and Kleiner Perkins Caufield & Byers VIII Founder's Fund, L.P.: Brook Byers, John Doerr, James Lally, Floyd Kvamme, Vinod Khosla, Joseph Lacob, Bernard Lacroute, Kevin Compton, W. S. McKinsey and William Hears. Includes 50,000 shares issuable upon exercise of options within 60 days of February 28, 2001 and 5,000 shares directly held by Mr. Schlein.

(8) Includes 50,000 shares issuable upon exercise of options within 60 days of February 28, 2001.

(9) Includes 32,958 shares issuable upon exercise of options within 60 days of February 28, 2001 and 43,188 subject to a right of repurchase in favor of Extensity which lapses over a period of time.

(10) Includes 44,375 shares issuable upon exercise of options within 60 days of February 28, 2001 and 34,375 shares subject to a right of repurchase in favor of Extensity which lapses over a period of time.

(11) Includes 36,458 shares issuable upon exercise of options within 60 days of February 28, 2001 and 34,376 shares subject to a right of repurchase in favor of Extensity which lapses over a period of time. On April 12, 2001, Mr. Ruud announced that he will resign from the Company effective July 13, 2001.

(12) Includes 112,500 shares issuable upon exercise of options within 60 days of February 28, 2001 and 15,382 shares subject to a right of repurchase in favor of Extensity which lapses over a period of time.

(13) Includes an aggregate of 1,010,469 shares issuable upon exercise of options within 60 days of February 28, 2001 and an aggregate of 563,144 shares subject to a right of repurchase in favor of Extensity which lapses over a period of time.

(14) Ronald William Green and Arthur Trueger are the sole natural persons who exercise voting and/or dispositive powers for the shares held by Berkeley International Capital Limited.

(15) Capital Group International, Inc. and Capital Guardian Trust Company (the "Capital Entities") share beneficial ownership of 1,530,800 shares of common stock. The address for the Capital Entities is 11100 Santa Monica Boulevard, Los Angeles, CA 90025.

(16) Consists of 986,000 shares held by Franklin Advisers, Inc. and 523,559 shares held by Franklin Management, Inc. Franklin Resources, Inc. is the parent holding company for Franklin Advisers, Inc. and Franklin

         Management, Inc. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal stockholders of Franklin Resources, Inc. The address for these entities is 777 Mariners Island Boulevard, San Mateo, CA 94404.

(17) TCW Group, Inc. and Robert Day share voting and dispositive power over the 2,273,507 shares. The address for the TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, CA 90017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The names of the executive officers of the Company and certain information about them are set forth below:

NAME                                     AGE        POSITION

Robert A. Spinner                        43         President and Chief Executive Officer and Director
Sharam I. Sasson                         46         Chairman of the Board of Directors and Founder
Kenneth R. Hahn                          34         Chief Financial Officer
Elizabeth A. Ireland                     42         Vice President of Marketing
Allen F. Nordgren                        55         Vice President of Professional Services
Mark K. Oney                             43         Vice President of Engineering
Eric C. Ruud                             41         Vice President of International Operations
Donald E. Smith                          42         Vice President of Hosted Operations
David A. Yarnold                         40         Vice President of North American Sales


         Biographical information about Messrs. Spinner and Sasson is set forth under Proposal 1 above.

         Kenneth R. Hahn was appointed Extensity's Chief Financial Officer in December 1999, has served as Vice President of Finance and Administration since January 1999 and previously served as Corporate Controller from January 1998 to January 1999. From September 1995 to December 1997, Mr. Hahn was employed as a management consultant with The Boston Consulting Group, a strategy consulting firm. Mr. Hahn attended the Stanford Graduate School of Business, where he earned an MBA and was named an Arjay Miller Scholar. Mr. Hahn also held various positions at PriceWaterhouse LLP, most recently as an Audit Manager. He received a B.A. in business administration from California State University, Fullerton and is a Certified Public Accountant and a Certified Management Accountant.

         Elizabeth A. Ireland has served as Extensity's Vice President of Marketing since January 1998. Prior to joining Extensity, Ms. Ireland was employed at MapInfo Corporation, a software company, from 1989 to October 1997, most recently as Vice President and General Manager of Internet Business. Additional positions held by Ms. Ireland at MapInfo Corporation include Vice President of Marketing and Business Development and Vice President of Information Products. Ms. Ireland received a B.S. in business administration from the University of South Carolina and is a Certified Public Accountant.

         Allen F. Nordgren has served as Extensity's Vice President of Professional Services since November 1997. Prior to joining Extensity, Mr. Nordgren was employed from June 1996 to November 1997 at Logica, Inc., a systems integrator, as Vice President and General Manager of Western U.S. Operations. From October 1992 to May 1996, Mr. Nordgren was employed at Sybase, most recently as Practice Director of Professional Services for the Northwest Region. Mr. Nordgren attended Bernard Baruch University and served four years in the U.S. Military.

         Mark K. Oney has served as Extensity's Vice President of Engineering since July 1999. Prior to joining Extensity, from May 1999 to June 1999, Mr. Oney served as the Vice President of Engineering for Ringer Software, a consumer information Internet company. From September 1998 through January 1999, Mr. Oney was a co-founder of and served as Vice President of Software Engineering for Crag Technologies, Inc., a developer and supplier of data storage solutions. Crag Technologies was acquired by Western Digital Corporation in February 1999. From July 1997 through May 1998, Mr. Oney was a co-founder of and served as Vice President of Software Engineering for Ridge Technologies, a Windows NT storage company which was acquired by Adaptec, Inc., in May 1998. Prior to founding Ridge, from May 1988 through June 1997, Mr. Oney served in a variety of engineering and management roles at Apple Computer, Inc., most recently as Director of Software Development for the PowerBook line of business. Mr. Oney received a B.S. in electrical engineering from Rochester Institute of Technology.

         Eric C. Ruud has served as Extensity's Vice President of International Operations since January 2001 and prior to that position he served as Vice President of Sales from June 1997 to January 2001. Mr. Ruud announced that he will resign from the Company effective July 14, 2001. Prior to joining Extensity, from September 1995 to June 1997, Mr. Ruud served as Sales Director for Documentum, a provider of document management solutions. From September 1992 to June 1995, Mr. Ruud served as District Sales Manager at Sybase. Mr. Ruud has also worked at System Industries and Xerox Corporation. Mr. Ruud received a B.S. from the University of Utah.

         Donald E. Smith has served as Extensity's Vice President of Hosted Operations since January 2000. Mr. Smith co-founded Clarify, Inc. in 1990, and held various management positions at Clarify until January 2000, including Vice President of Sales and Engineering and Director of Quality Assurance, Product Design and Customer Support. Mr. Smith received a B.S.E.E. from the University of Nebraska at Lincoln.

         David A. Yarnold has served as Extensity's Vice President of North American Sales since January 2001 and prior to that position he served as Vice President of Business Development form August 1999 to January 2001. Prior to joining Extensity, from January 1996 to July 1999, Mr. Yarnold was employed at Clarify, Inc., most recently as Vice President of Northern American Sales. From January 1993 to October 1995, Mr. Yarnold served as Regional Vice President of Platinum Software Corporation, a financial software provider. Mr. Yarnold received a B.S. in accounting from San Francisco State University and is a Certified Public Accountant.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Directors currently do not receive any cash compensation from the Company for their services as members of the Board of Directors. The members, however, are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

         Each non-employee director of the Company is eligible to receive stock option grants under the 1996 Stock Option Plan (the "1996 Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the 1996 Plan. Options granted under the 1996 Plan are intended by the Company not to qualify as incentive stock options under the Code.

         The exercise price of options granted under the 1996 Plan is not less than the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the 1996 Plan may be early exercised at any date after the date of the option grant, subject to the Company's repurchase rights. The term of options granted under the 1996 Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option either will continue in effect, if the Company is the surviving entity, or will be assumed or an equivalent option will be substituted by the successor corporation, if the Company is not the surviving entity. In the event that the successor corporation refuses to assume or substitute for each option, the options granted shall fully vest.

         Options granted to directors are at the discretion of the Board of Directors. During the last fiscal year, the Company granted options covering 150,000 shares to three of its non-employee directors, at an exercise price per share of $9.00. The Board of Directors determined the fair market value of such Common Stock on the date of grant was $9.00 per share. As of February 28, 2001, no options had been exercised under the 1996 Plan.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

         The following table shows for the fiscal years ended December 31, 1998, 1999 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2000 (the "Named Executive Officers"):

                                         SUMMARY COMPENSATION TABLE

                                           Annual Compensation               Long-Term Compensation Awards
                                 ----------------------------------------- ----------------------------------
                                                             Other
  Name and Principal              Salary      Bonus          Annual              Securities Underlying
       Position           Year      ($)        ($)      Compensation($)            Options/ SARs(#)
------------------------ ------- ---------- ---------- ------------------- ----------------------------------

Robert A. Spinner        2000      275,000         --                                  440,000
President and Chief      1999      210,417         --                                1,266,070
Executive Officer and    1998           --         --                                       --
Director
------------------------ ------- ---------- ---------- ------------------- ----------------------------------
Kenneth R. Hahn
Chief Financial Officer  2000      168,750     48,625                                   70,000
                         1999      127,500     29,000                                   80,000
                         1998       75,449     10,000                                   90,000
------------------------ ------- ---------- ---------- ------------------- ----------------------------------

Elizabeth A. Ireland     2000      178,750     49,893                                   50,000
Vice President of        1999      151,218     45,000                                  110,000
Marketing                1998      135,872     40,000                                  150,000
------------------------ ------- ---------- ---------- ------------------- ----------------------------------

Eric C. Ruud             2000      140,000    106,375       10,000                      40,000
Vice President of        1999      125,000    213,697                                   50,000
International            1998      125,000    107,675                                   50,000
Operations
------------------------ ------- ---------- ---------- ------------------- ----------------------------------

David Yarnold            2000      206,500     62,812                                   40,000
Vice President of        1999       68,990          0                                  225,000
North American Sales     1998           --         --                                       --
------------------------ ------- ---------- ---------- ------------------- ----------------------------------


         Mr. Spinner joined the Company as its President and Chief Executive Officer in April 1999. Mr. Yarnold joined the Company in August 1999.

STOCK OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under its 1996 Stock Option Plan (the "1996 Plan"). As of February 28, 2001, options to purchase a total of 3,832,362 shares were outstanding under the 1996 Plan and options to purchase 1,178,561 shares remained available for grant thereunder. The term of options granted under the 1996 Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option either will continue in effect, if the Company is the surviving entity, or will be assumed or an equivalent option will be substituted by the successor corporation, if the Company is not the surviving entity. In the event that the successor corporation refuses to assume or substitute for each option, the options granted shall fully vest.

         The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                                                  OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                  INDIVIDUAL GRANTS
                           -----------------------------------------
                                           % OF TOTAL
                             NUMBER OF      OPTIONS/
                             SECURITIES       SARS                                       POTENTIAL REALIZABLE VALUE
                             UNDERLYING    GRANTED TO                                    AT ASSUMED ANNUAL RATES OF
                              OPTIONS/      EMPLOYEES   EXERCISE OR                     STOCK PRICE APPRECIATION FOR
                                SARS        IN FISCAL    BASE PRICE       EXPIRATION             OPTION TERM
NAME                         GRANTED (#)       YEAR       ($/SH)             DATE         5% ($)        10% ($)
-------------------------   ------------    ----------   ----------      -------------  ----------    ------------
Robert A. Spinner.....         440,000           15.6%     $14.50            10/12/10   $4,012,348    $10,168,077
Kenneth R. Hahn.......          25,000            0.8        9.00             1/17/10      141,501        358,592
                                45,000            1.6       14.50            10/12/10      410,354      1,039,917
Elizabeth A. Ireland..          50,000            1.7       14.50            10/12/10      455,949      1,155,463
Eric C. Ruud..........          40,000            1.4       14.50            10/12/10      364,759        924,371
David A. Yarnold......          30,000            1.0       29.75             7/11/10      561,289      1,422,415
                                10,000            0.3       14.50            10/12/10       91,190        231,093

--------------------------------------------------------------------------------


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUES


                                                                                           VALUE OF UNEXERCISED
                                                                                           IN-THE-MONEY
                                                                  NUMBER OF SECURITIES     OPTIONS/SARS AT FY-
                                                                  UNDERLYING UNEXERCISED   END ($)
                            SHARES                                OPTIONS/SARS AT FY-END   -------------------
                            ACQUIRED ON                           (#) EXERCISABLE/         EXERCISABLE/
NAME                        EXERCISE (#)   VALUE REALIZED ($) 2   UNEXERCISABLE3, 4        UNEXERCISABLE3, 5
-------------------------   ------------   --------------------   ----------------------   -------------------
Robert A. Spinner.....               --                    --           35,875/769,762        --/1,875,027

Kenneth R. Hahn.......           21,000               157,500           22,291/106,709          --/18,687

Elizabeth A. Ireland..               --                    --           35,208/124,792      94,416/172,344

Eric C. Ruud..........           32,292               461,614            14,583/93,125          --/101,254

David A. Yarnold......               --                    --               --/152,500          --/598,050


EMPLOYMENT SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

         In February 1999, the Company and Mr. Spinner entered into an employment agreement providing that, if Mr. Spinner's employment is terminated without cause or constructively terminated, he will be entitled to receive, as severance, six months continuation of salary. Furthermore, pursuant to the employment agreement, in the event that Mr. Spinner's employment is terminated without cause or constructively terminated within one year of an acquisition of the Company or similar corporate event, 50% of Mr. Spinner's then remaining unvested stock and options will become fully vested.


-------------------------------
2 Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price without taking into account any taxes that may be payable in connection with the transaction.
3 Reflects shares vested and unvested at December 31, 2001. Certain options granted under the 1996 Plan are immediately exercisable, but are subject to the Company's right to repurchase unvested shares on termination of employment.
4 Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock at December 31, 2001.
5 Fair market value of the Company's Common Stock at December 31, 2001 ($6.02) minus the exercise price of the options.

         In August 1999, the Company and Mr. Yarnold entered into an employment agreement providing that in the event that Mr. Yarnold's employment is terminated without cause or constructively terminated within one year of an acquisition of the Company or similar corporate event, Mr. Yarnold will be entitled to receive, as severance, six months continuation of salary and nine months of accelerated vesting of Mr. Yarnold's then remaining unvested stock and options.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION 6

         Thc Compensation Committee is currently composed of three outside directors: Messrs. Brennan, Hummer and Schlein. The Compensation Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Compensation Committee evaluates performance and determines compensation policies and levels. A copy of the Compensation Committee Charter is attached to this Proxy Statement as Appendix B.

         COMPENSATION PHILOSOPHY

         The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract and retain the highest quality executive officers and other key employees, reward them for the Company's progress and motivate them to enhance long-term stockholder value. Key elements of this philosophy are as follows:

           o Thc Company pays competitively with comparable technology companies, both inside and outside its industry, with which the Company competes for talent. To ensure that compensation is competitive, the Company compares its practices with workforce management companies and sets its parameters based on this comparison.

           o The Company maintains short- to long-term incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

           o The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

         BASE SALARY. The Compensation Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Base salaries for executive officers were increased by 3% to 12% for fiscal 2000 compared to fiscal 1999. The increases were due to fiscal 1999 financial performance and the need to remain within the range of competitive salaries for comparable companies.

         Thc Company has also adopted the Management By Objective Bonus Plan (the "MBO Bonus Plan") for employees of the Company, including all executive officers. Cash bonuses are paid on a quarterly basis based upon achievement of certain specified corporate goals and individual goals. The Compensation Committee determines the percentage of salary to be paid on an individual basis.

         Amounts reflected as "bonuses" in the "Summary Compensation Table" above, were paid based on the criteria set forth in the MBO Bonus Plan.

         LONG-TERM INCENTIVES. The Company's long-term incentive program consists of the 1996 Stock Option Plan ("Stock Plan") and the 2000 Nonstatutory Stock Option Plan ("Nonstatutory Plan"). In fiscal 2000, the Company granted 955,000 stock options to its executive officers under the Stock Plan, and no shares have been awarded under the Nonstatutory Plan. The Compensation Committee awarded these grants in order to provide significant links between executive compensation and stockholder interests. Such grants were intended to provide incentive to successfully

--------------------------------
6 "The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

complete the Company's initial public offering, to successfully achieve certain specified revenue and profitability targets and to maximize stockholder value over the next several years. The Stock Plan utilizes a combination of vesting plans designed to enhance the long-term goals of the Company. The options have a time-based vesting provision which encourages employees to remain with the Company. The Stock Plan options vest 25% after the first year and on a monthly basis thereafter, which the Company believes provides a strong incentive for employees to remain with the Company. Through option grants, executives and employees receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if the Company's Common Stock appreciates over the long-term.

         Future grants will be made under both Plans. Employees will also be allowed to participate in the Employee Stock Purchase Plan (the "ESPP").

         CORPORATE PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Spinner's base salary and bonus are based on the Company achieving several key objectives. For fiscal year 2000, these objectives included achieving specified financial performance for the Company, the completion of the Company's initial public offering, the successful transition to new technology and an increase in market share. Mr. Spinner's base salary during fiscal 2000 as President and Chief Executive Officer was $275,000. The Compensation Committee offered Mr. Spinner a base salary of $300,000 in his initial employment offer in February of 1999, however, he declined the $300,000 salary and elected a lower salary of $275,000 for fiscal year 2000. Mr. Spinner was also eligible for a $100,000 performance bonus payable in two installments on March 31, 2000 and September 30, 2000. The Compensation Committee recommended that Mr. Spinner be awarded this bonus based on meeting his objectives, however, Mr. Spinner declined this bonus electing to contribute the money to the Company's working capital. In fiscal 2000, Mr. Spinner received an additional stock option grant for 440,000 shares of Common Stock. The vesting commencement date of these grants is January 1, 2003, and these options shall vest monthly over a twenty four month period following the vesting commencement date. The Board of Directors approved this grant as an additional incentive for Mr. Spinner to continue to provide his services to the Company and to build long-term stockholder value.

   LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

         Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

         The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

         CONCLUSION

         Through the plans described above, a significant portion of the Company's executive compensation program, including Mr. Spinner's compensation, is contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period

         From the members of the Compensation Committee:

                                                         Christopher D. Brennan
                                                         John R. Hummer
                                                         Ted E. Schlein

PERFORMANCE MEASUREMENT COMPARISON (1)

         The following graph shows the total stockholder return of an investment of $100 in cash on January 27, 2000 for (i) the Company's Common Stock, (ii) the JP Morgan H&Q Technology Index and (iii) the Nasdaq Stock Market - U.S. Index. All values are calculated as of the end of each calendar month during 2000:


--------------------------------------------------------------------------------
                                   EXTENSITY
                         JP MORGAN H&Q TECHNOLOGY INDEX
                        NASDAQ STOCK MARKET -U.S. INDEX

                              [PERFORMANCE GRAPH]


JP MORGAN H&Q INDEX PRODUCTS AND SERVICES:
2001 PROXY PERFORMANCE GRAPH DATA
MONTHLY DATA SERIES
         SCALED PRICES: Stock and index prices scaled to 100 at 1/27/00


    DATES          Extensity       JP Morgan H&Q Technology      Nasdaq Stock Market -U.S.
    -----          ---------       ------------------------      -------------------------
   1/27/00          100.00                  100.00                         100.00
   Jan-00           289.38                   98.00                          97.47
   Feb-00           362.50                  125.26                         115.99
   Mar-00           240.00                  115.55                         113.60
   Apr-00            61.25                  103.07                          95.55
   May-00            85.94                   90.62                          84.03
   Jun-00           171.25                  103.79                          98.77
   Jul-00            80.94                   97.15                          93.42
   Aug-00           112.50                  114.27                         104.46
   Sep-00           105.00                  101.90                          90.88
   Oct-00            63.75                   92.62                          83.38
   Nov-00            39.06                   66.30                          64.29
   Dec-00            30.08                   66.22                          60.90


--------------------------------------------------------------------------------

         (1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

         At February 28, 2001, the Company had loans outstanding in the principal amount of $250,000.00 to Mr. Smith and $94,999.50 to Mr. Oney, each of whom are executive officers of the Company. Mr. Smith's loan was entered into in January 2000 and Mr. Oney's loan was entered into in August 1999. The loans were entered into for the purpose of assisting each such officer with the early exercise of certain of their stock option grants. Each such loan is evidenced by a full recourse promissory note secured either by shares of the Company's Common Stock or other collateral securing each such loan valued in excess of the principal balance of each such loan. Interest on Mr. Smith's loan is compounded semiannually at a rate of 6.12% per annum. Interest on Mr. Oney's loan is compounded semiannually at a rate of 5.87% per annum. Since the commencement of fiscal 2000, the largest aggregate indebtedness of Mr. Smith and Mr. Oney under such loans was $326,500 and $122,418, respectively, including principal and accrued interest.

         The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements such officer or director may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors



                                            BY /S/ KENNETH R. HAHN
                                            --------------------------
                                            KENNETH R. HAHN
                                            Secretary



April 24, 2001


A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, EXTENSITY, INC., 2200 POWELL STREET, SUITE 300, EMERYVILLE, CA 94608.

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

                                 EXTENSITY, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

PURPOSE:

         The Audit Committee (the "Committee") of Extensity, Inc.
(the "Company") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

o Monitor the independence and performance of the Company's independent auditors and internal auditing department.

o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board.

         The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

COMPOSITION:

         The Committee shall consist of at least three (3) members of the Board of Directors. The members of the Committee shall satisfy the independence and experience requirements of the Nasdaq National Market.

Functions and Authority:

         The operation of the Committee shall be subject to the Bylaws of the Company, as in effect from time to time, and Section 141 of the Delaware General Corporation Law. The Committee shall be charged with the following functions:

         1. To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Committee and the Board, as representatives of the Company's stockholders.

         2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Committee deems appropriate.

         3. To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Committee, recommend that the Board replace the independent auditors.

         4. To review and approve all professional non-audit services provided to the Company by its independent auditors and to consider the possible effect of such services on the independence of the auditors.

         5. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

         6. To review, with the senior management of the Company and the independent auditors, prior to the release of earnings and prior to filings with the Securities and Exchange Commission the financial annual information to be included in the financial statements in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

         7. To assist and to interact with the independent auditors so that they may carry out their duties in the most efficient and cost effective manner.

         8. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

         9. To review with the senior management of the Company and the independent auditors prior to the release of earnings and/or prior to filing of the Company's Quarterly Report on Form 10-Q, the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim. Also, the Committee shall discuss the results of the limited quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

         10. To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and if so determined by the Committee, take, or recommend that the Board take, appropriate action to oversee the independence of the auditors.

         11. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         12. To consult with the independent auditors and to discuss with the senior management of the Company the scope and quality of internal accounting and financial reporting controls in effect.

         13. To meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Committee, the independent auditors or senior management believe should be discussed privately with the Committee.

         14. To prepare the report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement.

         15. To review and assess the adequacy of this charter periodically and recommend any proposed changes to the Board for approval as well as have the document published at least every three years in accordance with SEC regulations.

         16. To investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in its judgment, such investigation or retention is appropriate.

         17. To perform such other functions and to have such power as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

         18. To report to the Board from time to time, or whenever it shall be called upon to do so.

MEETINGS:

         The Committee will hold at least three (3) regular meetings per year and additional meetings as the Committee deems appropriate.

MINUTES AND REPORTS:

         Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company promptly after each meeting.

                                   APPENDIX B

                         COMPENSATION COMMITTEE CHARTER

                                 EXTENSITY, INC.

                      CHARTER OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS


PURPOSE:

         The Purpose of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Extensity, Inc., a Delaware corporation (the "Company"), shall be to recommend to the Board the type and level of compensation for officers and employees of the Company, to administer the stock option plans adopted by the Company (the "Stock Option Plans") and to perform such other functions as may be deemed necessary or convenient in the efficient and lawful discharge of the foregoing.

COMPOSITION:

         The Committee shall be comprised of a minimum of two (2) members of the Board, all of whom shall be non-employee directors. The members of the Committee and its Chairperson will be appointed by and serve at the discretion of the Board.

FUNCTIONS AND AUTHORITY:

         The operation of the Committee shall be subject to the Bylaws of the Company, as in effect from time to time, and Section 141 of the Delaware General Corporation Law. The Committee shall have the full power and authority to carry out the following responsibilities:

         1. To administer and grant stock options under the various incentive compensation and benefit plans, including the Stock Option Plans.

         2. Recommend to the Board the compensation levels for directors, officers, employees and consultants of the Company including, but not limited to annual salary, bonus, stock options, and other direct or indirect benefits.

         3. Review on a periodic basis the operation of the Company's executive compensation programs to determine whether they are properly coordinated and to establish and periodically review policies for the administration of executive compensation programs.

         4. Perform such other functions and have such other powers as may be necessary or convenient in the efficient discharge of the foregoing.

         5. To report to the Board from time to time, or whenever it shall be called upon to do so.

MEETINGS:

         The Committee will hold at least one (1) regular meeting per year and additional meetings as the Chairperson or Committee deem appropriate. Officers of the Company may attend these meetings at the invitation of the Committee.

MINUTES AND REPORTS:

         Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Committee shall report to the Board from time to time, or whenever so requested by the Board.

1974-PA-01

                                                  ------------------------------
                                                   COMPANY #
                                                  ------------------------------
                                                   CONTROL #
                                                  ------------------------------


                                 EXTENSITY, Inc.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 2001

         The undersigned hereby appoints Robert A. Spinner and Kenneth R. Hahn, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Extensity, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Extensity, Inc. to be held at the Holiday Inn Baybridge, 1800 Powell Street, Emeryville, California on Friday, June 1, 2001 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                          (Please Sign on Reverse Side)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                                 EXTENSITY, INC.


                                  JUNE 1, 2001



Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Extensity, Inc., 2200 Powell Street, Suite 300, Emeryville, California 94608.











---------------PLEASE DETACH HERE AND MAIL IN ENVELOPE PROVIDED-----------------

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:   To elect directors to hold office until the 2002 Annual Meeting of
              Stockholders and until their successors are elected.

|_|     FOR all nominees listed below (except as marked to the contrary below).

|_|     WITHHOLD AUTHORITY to vote for all nominees listed  below.

NOMINEES:  Robert A. Spinner, Sharam I. Sasson, Christopher D. Brennan, John R.
           Hummer,  David A. Reed,  Ted E. Schlein and Maynard G. Webb

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:   To ratify selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

        |_|   FOR             |_|   AGAINST                |_|   ABSTAIN



Signature(s)                                           Dated
            -------------------------------------------     --------------------

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.